                                                                    Exhibit 4.1

                                  EXHIBIT 4.1


                                FOURTH RESTATED
                        CERTIFICATE OF INCORPORATION OF
                         MASADA SECURITY HOLDINGS, INC.














         4.      CAPITAL STOCK.

         (a) Authorized Capital Stock. The total number of shares of stock which the Corporation shall have authority to issue is 20,000,000 shares, consisting of 15,000,000 shares of Common Stock, par value

                                  EXHIBIT 4.1


$.01 per share (the "Common Stock"), and 5,000,000 shares of Preferred Stock, par value $1.00 per share (the "Preferred Stock").

         (b) Preferred Stock. Shares of Preferred Stock may be issued from time to time in one or more classes or series as may be determined from time to time by the board of directors of the Corporation, each such class or series to be distinctly designated. Except in respect of the particulars fixed by the board of directors for classes or series provided for by the board of directors as permitted hereby, all shares of Preferred Stock shall be of equal rank and shall be identical. All shares of any one series of Preferred Stock so designated by the board of directors shall be alike in every particular except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall be cumulative. The voting rights, if any, of each such class or series and the preferences and relative, participating, optional and other special rights of each such class or series and the qualifications, limitations and restrictions thereof, if any, may differ from those of any and all other classes or series at any time outstanding; and the board of directors of the Corporation is hereby expressly granted authority to fix, by resolutions duly adopted prior to the issuance of any shares of a particular class or series of Preferred Stock so designated by the board of directors, the voting powers of stock of such class or series, if any, and the designations, preferences and relative, participating, optional and other special rights and the qualifications, limitations and restrictions of such class or series, including, but without limiting the generality of the foregoing, the following:

                 (1) The distinctive designation of, and the number of shares of Preferred Stock, which shall constitute such class or series, and such number may be increased (except where otherwise provided by the board of directors) or decreased (but not below the number of shares thereof then outstanding) from time to time by like action of the board of directors;

                 (2) The rate and time at which, and the terms and conditions upon which, dividends, if any, on Preferred Stock of such class or series shall be paid, the extent of the preference or relation, if any, of such dividends to the dividends payable on any other class or classes or series of the same or other classes of stock and whether such dividends shall be cumulative or non-cumulative;

                 (3) The right, if any, of the holders of Preferred Stock of such class or series to convert the same into, or exchange the same for shares of any other class or classes or of any series of the same or any other class or classes of stock and the terms and conditions of such conversion or exchange;

                 (4) Whether or not Preferred Stock of such class or series shall be subject to redemption, and the redemption price or prices and the time or times at which, and the terms and conditions upon which, Preferred Stock of such class or series may be redeemed;

                 (5) The rights, if any, of the holders of Preferred Stock of such class or series upon the voluntary or involuntary liquidation of the Corporation;

                 (6) The terms of the sinking fund or redemption or purchase account, if any, to be provided for the Preferred Stock of such class or series; and

                 (7) The voting powers, if any, of the holders of Preferred Stock of such class or series.





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                                  EXHIBIT 4.1



         (c) Issuance of Securities. Except as otherwise provided in this Restated Certificate of Incorporation, the board of directors shall have authority to authorize the issuance, from time to time without any vote or other action by the stockholders, of any or all shares of stock of the Corporation of any class or series at any time authorized, and any securities convertible into or exchangeable for any such shares, and any options, rights or warrants to purchase or acquire any such shares, in each case to such persons and on such terms (including as a dividend or distribution on or with respect to, or in connection with a split or combination of, the outstanding shares of stock of the same or any other class) as the board of directors from time to time in its discretion lawfully may determine; provided, however, that the consideration for the issuance of shares of stock of the Corporation having par value (unless issued as such a dividend or distribution or in connection with such a split or combination) shall not be less than such par value.
Shares so issued shall be fully paid stock, and the holders of such stock shall not be liable to any further call or assessments thereon.

         (d) Voting. Each holder of Common Stock shall be entitled to one vote for each share of Common Stock held by him. The term "Voting Stock" shall mean all stock of the Corporation which by its terms may be voted on all matters submitted to the stockholders of the Corporation.

         (e) Exchange, Reclassification or Cancellation of Stock. Each issued and outstanding share of the previously authorized Class A preferred stock of the Corporation has been redeemed and canceled, each issued and outstanding share of the previously authorized Class B convertible preferred stock of the Corporation has been converted into shares of previously authorized Class B common stock of the Corporation, and each issued and outstanding share of previously authorized Class C convertible preferred stock of the Corporation has been converted into shares of previously authorized Class C common stock of the Corporation. Effective upon the filing of this Restated Certificate of Incorporation, (i) each issued and outstanding share of the previously authorized Class A common stock, Class B common stock and Class C common stock of the Corporation shall be exchanged for 3.0 shares of the Common Stock and (ii) all shares of previously authorized Class A common stock, Class B common stock, Class C common stock, Class A preferred stock, Class B convertible preferred stock and Class C convertible preferred stock of the Corporation not outstanding shall be canceled.





         6.      BOARD OF DIRECTORS.

         (a) Number. The number of directors which shall constitute the whole board of directors shall be as determined from time to time by resolution adopted by the affirmative vote of a majority of the board of directors, but shall not be less than seven (7) nor more than ten (10) directors; provided that until otherwise determined by the board of directors in accordance herewith, the number of directors shall be nine (9); provided further that the number of directors shall not be decreased if such decrease would have the effect of shortening the term of an incumbent director.





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                                  EXHIBIT 4.1



         (b) Election. The directors comprising the board of directors shall be and is divided into three classes, Class I, Class II and Class III, each class to be as nearly equal in number as possible. If the number of directors is not evenly divisible by three (3), one additional director shall be allocated to Class III and, if necessary, to Class II. Each director shall serve for a term ending on the date of the third annual meeting of the Corporation's stockholders following the annual meeting at which such director was elected; provided, however, that each director elected in Class I at the 1996 annual meeting, or by consent in lieu thereof, shall serve for a term ending on the date of the 1997 annual meeting, each director elected in Class II at the 1996 annual meeting shall serve for a term ending on the date of the 1998 annual meeting, and each director elected in Class III at the 1996 annual meeting shall serve for a term ending on the date of the 1999 annual meeting, or at such later date as any director's successor is elected and qualified, subject to his earlier death, resignation or removal from office.

         (c) Powers. Except as may be otherwise provided by law or in this Restated Certificate of Incorporation, all corporate powers of the Corporation shall be exercised by or under authority of, and the business and affairs of the Corporation shall be managed under the direction of, the board of directors. In furtherance and not in limitation of the powers conferred by statute, the board of directors shall have the following powers:

         (1) To determine whether any, and if any, part of any accumulated profits, earned surplus, paid-in surplus or surplus arising from reduction of stated capital legally available for the payment of dividends shall be declared and paid as dividends; to determine the date or dates for the declaration and payment of dividends; and to direct and determine the use and disposition of any surplus or net profits over and above the capital stock paid in;

         (2) To take any action required or permitted to be taken by the board of directors at a meeting without a meeting if a consent in writing, setting forth the action so taken, is signed by all of the directors.

         (3) To ratify and approve any action taken by or on behalf of the Corporation's employees, agents, officers, directors or any other party, and, upon such ratification and approval, any such actions so taken shall be effective for and as the act of the Corporation as though such act had been adopted and approved by the board of directors at the time such action was taken.

The Corporation may, in its ByLaws, confer powers upon its board of directors in addition to the foregoing, and in addition to the powers and authorities expressly conferred upon directors by statute.

         (d) Conflicts of Interest. No contract or other transaction between the Corporation and one or more of its directors, or any other corporation, firm, association or entity in which one or more of its directors are directors or officers or are financially interested, shall be either void or voidable because of such relationship or interest or because such director or directors are present at the meeting of the board of directors which authorizes, approves or ratifies such contract or transaction, if the contract or transaction is fair and reasonable to the Corporation and if the fact of such relationship or interest is disclosed to the board





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                                  EXHIBIT 4.1


of directors which authorizes, approves or ratifies the contract or transaction by a vote or consent sufficient for the purpose without counting the votes or consents of such interested directors.

         (e) Removal. The stockholders shall not have the right to remove any one or all of the directors prior to the end of his or their term of office except by the affirmative vote of the holders of at least sixty-seven percent (67%) of the votes entitled to be cast by the holders of Voting Stock voting together as a single class.

         7. BYLAWS. The power to make, alter, amend or repeal ("Amend") the ByLaws shall be vested in the board of directors and the stockholders. The board of directors may Amend the Bylaws by the affirmative vote of a majority of the directors. The stockholders may Amend the Bylaws only upon the affirmative vote of the holders of at least sixty- seven percent (67%) of the votes entitled to be cast by the holders of all outstanding shares of the Voting Stock, voting together as a single class.

         8.      INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS.

         (a) The Corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, manager or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

         (b) The Corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, manager or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or other court in which such action or suit was brought shall determine upon application that, despite the





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                                  EXHIBIT 4.1


adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         (c) To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subparagraph (a) or (b) of this
Article 8, or in defense or any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

         (d)     Any indemnification under subparagraph (a) or (b) of this
Article 8 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subparagraph (a) or
(b) of this Article 8. Such determination shall be made (i) by a majority vote of the directors of the Corporation who are not parties to such action, suit or proceeding, even though less than a quorum of the board of directors, or (ii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iii) by the stockholders.

         (e) Expenses (including attorneys' fees) incurred by an officer or director in defending a civil, criminal administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall be ultimately determined that he is not entitled to be indemnified by the Corporation as authorized in this Article 8. Such expenses (including attorneys' fees) incurred by other employees and agents may also be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

         (f) The indemnification and advancement of expenses provided by, or granted pursuant to, this Article 8 shall not be deemed exclusive of and shall be in addition to any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

         (g) The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, manager or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under this Article 8 or by statute.

         (h) For purposes of this Article 8, references to the "Corporation" shall include, in addition to the Corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee, manager or agent of another corporation, partnership,





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                                  EXHIBIT 4.1


limited liability company, joint venture, trust or other enterprise, shall stand in the same position under this Article 8 with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

         (i) For purposes of this Article 8, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article 8.

         (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this Article 8 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         9. WAIVER OF PERSONAL LIABILITY OF DIRECTORS. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for the breach of any fiduciary duty as a director, except (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. Neither the repeal or modification of this Article 9 nor the adoption of any provisions of this Restated Certificate of Incorporation inconsistent with this
Article 9 shall adversely affect the rights of any director of the Corporation with respect to any matter occurring, or any cause of action, suit or claim that, but for this Article 9, would accrue or arise, prior to such repeal, modification or adoption of an inconsistent provision.

         10. SUBSEQUENTLY ADOPTED CORPORATION LAWS. Any and every statute of the State of Delaware hereinafter enacted whereby the rights, powers and privileges of the stockholders of corporations organized under the general laws of the State of Delaware are increased, diminished or in any way affected shall apply to this Corporation and to every stockholder thereof, to the same extent as if such statute had been in force at the date of the making and filing of this Restated Certificate of Incorporation.

         11. AMENDMENT. Notwithstanding any other provisions of this Restated Certificate of Incorporation or the Bylaws of the Corporation (and notwithstanding the fact that a lesser percentage or separate class vote may be specified by law, this Restated Certificate of Incorporation or the ByLaws), the affirmative vote of the holders of at least sixty-seven percent (67%) of the votes entitled to be cast by the holders of all outstanding shares of Voting Stock, voting together as a single class, shall be required to amend
Article 6(b), Article 7 or Article 11 of this Restated Certificate of Incorporation or to adopt any provision inconsistent with Article 6(b), Article 7 or Article 11 of this Restated Certificate of Incorporation.





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                                  EXHIBIT 4.1


                              AMENDED AND RESTATED
                                DELAWARE BYLAWS
                                       OF
                         MASADA SECURITY HOLDINGS, INC.

                                    * * * *





                                   ARTICLE II
                            MEETING OF STOCKHOLDERS

         Section 1. All meetings of the stockholders for the election of directors shall be held at such place as may be fixed from time to time by the Board of Directors, or at such other place either within or without the State of Delaware as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

         Section 2. Annual meetings of stockholders, commencing with the year 1993, shall be held on the last day of May if not a legal holiday, and if a legal holiday, then on the next secular day following, at 10:00 a.m., or at such other date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which they shall elect by a plurality vote a Board of Directors, and transact such other business as may properly be brought before the meeting.

         Section 3. Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each Stockholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting.

         Section 4. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each Stockholder and the number of shares registered in the name of each Stockholder. Such list shall be open to the examination of any Stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any Stockholder who is present.





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                                  EXHIBIT 4.1


         Section 5. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the president and shall be called by the president or secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the Corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

         Section 6. Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than ten (10) nor more than sixty
(60) days before the date of the meeting, to each Stockholder entitled to vote at such meeting.

         Section 7. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

         Section 8. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Certificate of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Stockholder of record entitled to vote at the meeting.

         Section 9. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the Certificate of Incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question.

         Section 10. No proxy shall be voted on after three (3) years from its date, unless the proxy provides for a longer period.





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                                  EXHIBIT 4.1


                                   ARTICLE V
                                    NOTICES

         Section 1. Whenever, under the provisions of the statutes or of the Certificate of Incorporation or of these ByLaws, notice is required to be given to any director or Stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or Stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegram.

         Section 2. Whenever any notice is required to be given under the provisions of the statutes or of the Certificate of Incorporation or of these ByLaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.





                                  ARTICLE VII
                            CERTIFICATES FOR SHARES

         Section 1. The shares of the Corporation shall be represented by a certificate or shall be uncertificated. Certificates shall be signed by, or in the name of the Corporation by the Chairman of the Board or the President or a Vice-President and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation.

         Upon the face or back of each stock certificate issued to represent any partly paid shares, or upon the books and records of the Corporation in the case of uncertificated partly paid shares, shall be set forth the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated.

         If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights or each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in Section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the Certificate which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each Stockholder who so requests the powers, designations, preferences and relative, participating, optional





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                                  EXHIBIT 4.1


or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

         Within a reasonable time after the issuance or transfer of uncertificated stock, the Corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to Sections 151, 156, 202(a) or 218(a) or a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions or such preferences and/or rights.

         Section 2. Where a certificate is countersigned (l) by a transfer agent other than the Corporation or its employee, or, (2) by a registrar other than the Corporation or its employee, any other signature on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

                               LOST CERTIFICATES

         Section 3. The Board of Directors may direct a new certificate or certificates or uncertificated shares to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates or uncertified shares, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.





                               FIXING RECORD DATE

         Section 5. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution





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                                  EXHIBIT 4.1


or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

                            REGISTERED STOCKHOLDERS

         Section 6. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.





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